Exhibit 3.22

ARTICLES OF INCORPORATION
OF

FLEETWOOD HOMES OF INDIANA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of:

(Indicate appropriate act)

☒ Indiana Business Corporation Act	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation:

ARTICLE I
Name

The name of the Corporation is	FLEETWOOD HOMES OF INDIANA, INC.

(The name must contain the word “Corporation” or “Incorporated”, or an abbreviation of one of these words.)

ARTICLE II
Purposes

The purposes for which the Corporation is formed are: The transaction of any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act.

State Form 4159R z
(IND. – 55 – 7/18/86)

ARTICLE III
Period of Existence

The period during which the Corporation shall continue is perpetual
(perpetual or a stated period of time)

ARTICLE IV

Registered Agent and Registered Office

Section 1. Registered Agent. The name and address of the Corporation’s Resident Agent for service of process is

C T CORPORATION SYSTEM	One North Capitol Avenue
(Name)	(Number and Street or Building)

Indianapolis	Indiana	46204
(City)	(State)	(Zip Code)

Section 2. Registered Office. The post office address of the principal office of the Corporation is

One North Capitol Avenue	Indianapolis	Indiana	46204
(Number and Street or Building)	(City)	(State)	(Zip Code)

(The resident agent and principal office address must be located in Indiana.)

ARTICLE V
Authorized Shares

Section 1. Number of Shares:

The total number of shares which the Corporation is to have authority to issue is 250.

A. The number of authorized shares which the corporation designates as having par value is 250 with a par value of $100.

B. The number of authorized shares which the corporation designates as without par value is 0.

Section 2. Terms of Shares (if any):

ARTICLE VI
Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII
Director(s)

Section 1. Number of Directors: The initial Board of Directors is composed of four member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four.

Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

John C. Crean	3125 Myers Street,	Riverside,	California	92523

Dale T. Skinner	(Same address for all)

William W. Weide

Glen F. Kummer

Section 3. Qualifications of Directors (if any): N/A

ARTICLE VIII
Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code

Kay Gatell	800 South Figueroa Street,	Suite 1000,	Los Angeles,	CA 90017

Jere Keprios	800 South Figueroa Street,	Suite 1000,	Los Angeles,	CA 90017

Mark Shelton	800 South Figueroa Street,	Suite 1000,	Los Angeles,	CA 90017

ARTICLE IX

Provisions for Regulation of Business
and Conduct of Affairs of Corporation

(“Powers” of the Corporation, its directors or shareholders)

(Attach additional pages, if necessary)

THIS DOCUMENT MUST BE SIGNED BY ALL INCORPORATORS.

I (We) hereby verify subject to penalties of perjury that the facts contained herein are true. (Notarization not necessary)

Kay Gatell
(Written Signature)	(Printed Signature)

Jere Keprios
(Written Signature)	(Printed Signature)

Mark Shelton
(Written Signature)	(Printed Signature)

This instrument was prepared by	, Attorney at
(Name)

Law,
	(Number and Street or Building)	(City)	(State)	(Zip code)